                                     LIMITED TERM TAX-EXEMPT BOND FUND OF AMERICA

                                                      SALES                      NET ASSET      INITIAL
                             INITIAL    OFFERING     CHARGE         SHARES         VALUE       NET ASSET
                 DATE      INVESTMENT     PRICE     INCLUDED      PURCHASED      PER SHARE       VALUE
               7/01/94         1000.00      14.01       0.00 %          71.378        14.010            1000
                                          DIVIDENDS AND CAPITAL GAINS REINVESTED
           ============COST OF SHARES=============               ================VALUE OF SHARES=====================
                        CURRENT    CUM.    TOTAL    CURRENT                 FROM                  FROM
             CUM        INCOME    INCOME  INVM'T   CAP GAIN      FROM     CAP GAINS   SUB-        DIVS        TOTAL      SHARES
 DATE      INV'M'T       DIVS      DIVS    COST    DISTRIB'N   INV'M'T     REINV'D    TOTAL      REINV'D      VALUE       HELD
 6/30/95      1000        50         50      1050         0       1016          0       1016         50        1066.68        74.960
                                         TOTAL   $       0

                                     LIMITED TERM TAX-EXEMPT BOND FUND OF AMERICA

                                                      SALES                      NET ASSET      INITIAL
                             INITIAL    OFFERING     CHARGE         SHARES         VALUE       NET ASSET
                 DATE      INVESTMENT     PRICE     INCLUDED      PURCHASED      PER SHARE       VALUE
               7/01/94         1000.00      14.71       4.75 %          67.981        14.010             952
                                          DIVIDENDS AND CAPITAL GAINS REINVESTED
           ============COST OF SHARES=============               ================VALUE OF SHARES=====================
                        CURRENT    CUM.    TOTAL    CURRENT                 FROM                  FROM
             CUM        INCOME    INCOME  INVM'T   CAP GAIN      FROM     CAP GAINS   SUB-        DIVS        TOTAL      SHARES
 DATE      INV'M'T       DIVS      DIVS    COST    DISTRIB'N   INV'M'T     REINV'D    TOTAL      REINV'D      VALUE       HELD
 6/30/95      1000        48         48      1048         0        967          0        967         48        1015.87        71.389
                                         TOTAL   $       0

                                     LIMITED TERM TAX-EXEMPT BOND FUND OF AMERICA

                                                      SALES                      NET ASSET      INITIAL
                             INITIAL    OFFERING     CHARGE         SHARES         VALUE       NET ASSET
                 DATE      INVESTMENT     PRICE     INCLUDED      PURCHASED      PER SHARE       VALUE
              10/06/93         1000.00      14.29       0.00 %          69.979        14.290            1000
                                          DIVIDENDS AND CAPITAL GAINS REINVESTED
           ============COST OF SHARES=============               ================VALUE OF SHARES=====================
                        CURRENT    CUM.    TOTAL    CURRENT                 FROM                  FROM
             CUM        INCOME    INCOME  INVM'T   CAP GAIN      FROM     CAP GAINS   SUB-        DIVS        TOTAL      SHARES
 DATE      INV'M'T       DIVS      DIVS    COST    DISTRIB'N   INV'M'T     REINV'D    TOTAL      REINV'D      VALUE       HELD
 6/30/94      1000        31         31      1031         0        980          0        980         30        1010.75        72.145
 6/30/95      1000        50         81      1081         0        996          0        996         82        1078.12        75.764
                                         TOTAL   $       0

                                     LIMITED TERM TAX-EXEMPT BOND FUND OF AMERICA

                                                      SALES                      NET ASSET      INITIAL
                             INITIAL    OFFERING     CHARGE         SHARES         VALUE       NET ASSET
                 DATE      INVESTMENT     PRICE     INCLUDED      PURCHASED      PER SHARE       VALUE
              10/06/93         1000.00      15.00       4.75 %          66.667        14.290             953
                                          DIVIDENDS AND CAPITAL GAINS REINVESTED
           ============COST OF SHARES=============               ================VALUE OF SHARES=====================
                        CURRENT    CUM.    TOTAL    CURRENT                 FROM                  FROM
             CUM        INCOME    INCOME  INVM'T   CAP GAIN      FROM     CAP GAINS   SUB-        DIVS        TOTAL      SHARES
 DATE      INV'M'T       DIVS      DIVS    COST    DISTRIB'N   INV'M'T     REINV'D    TOTAL      REINV'D      VALUE       HELD
 6/30/94      1000        30         30      1030         0        934          0        934         28         962.92        68.731
 6/30/95      1000        48         78      1078         0        949          0        949         78        1027.14        72.181
                                         TOTAL   $       0

                                     LIMITED TERM TAX-EXEMPT BOND FUND OF AMERICA

                                                      SALES                      NET ASSET      INITIAL
                             INITIAL    OFFERING     CHARGE         SHARES         VALUE       NET ASSET
                 DATE      INVESTMENT     PRICE     INCLUDED      PURCHASED      PER SHARE       VALUE
              10/06/93        10000.00      15.00       4.75 %         666.667        14.290            9527
                                          DIVIDENDS AND CAPITAL GAINS REINVESTED
           ============COST OF SHARES=============               ================VALUE OF SHARES=====================
                        CURRENT    CUM.    TOTAL    CURRENT                 FROM                  FROM
             CUM        INCOME    INCOME  INVM'T   CAP GAIN      FROM     CAP GAINS   SUB-        DIVS        TOTAL      SHARES
 DATE      INV'M'T       DIVS      DIVS    COST    DISTRIB'N   INV'M'T     REINV'D    TOTAL      REINV'D      VALUE       HELD
 7/31/94     10000       332        332     10332         0       9400          0       9400        327        9727.84       689.918
 7/31/95     10000       485        817     10817         0       9527          0       9527        828       10355.48       724.666
                                         TOTAL   $       0

         SCHEDULE FOR COMPUTATION OF EACH PERFORMANCE QUOTATION
              PROVIDED IN THE REGISTRATION STATEMENT

(1) ENDING REDEMPTION VALUE AND TOTAL RETURN

Value of an initial investment at the end of a period and total return for the period are computed as set forth below.

 (A) Initial investment DIVIDED BY

  Public offering price for one share at
  beginning of period EQUALS

  Number of shares initially purchased

 (B) Number of shares initially purchased PLUS

  Number of shares acquired at net asset
  value through reinvestment of dividends
  and capital gain distributions during period EQUALS

  Number of shares purchased during period

 (C) Number of shares purchased during period MULTIPLIED BY

  Net asset value of one share as of the last day of the period EQUALS

  Value of investment at end of period

 (D) Value of investment at end of period DIVIDED BY

  Initial investment
  minus one and then multiplied by 100 EQUALS

  Total return for the period expressed as a percentage

                                   EXHIBIT 16

(2) AVERAGE ANNUAL TOTAL RETURN

Average annual total return quotations for the one-year and lifetime period ended on the date of the most recent balance sheet is computed according to the formula set forth below.

        P(1+T)/n/ = ERV

WHERE: P  = a hypothetical initial investment of $1,000

 T  = average annual total return

 n  = number of years

 ERV = ending redeemable value of a hypothetical $1,000 investment as of the
   end of the one-year and lifetime periods (computed in accordance with    the
formula set forth in (1), above)

THUS:

  TOTAL RETURN AT PUBLIC OFFERING PRICE:

  1 Year Rate of Return 1,000(1+T)/1/ = 1,014.19
                 T = 1.42%

  Lifetime Total Return 1,000(1+T)/1.82/ = 1,035.58
            T  = 1.94%

Hypothetical illustrations which are based on $1,000 and $10,000 initial investments used to obtain ending values over various time periods are attached.

 (3) YIELD

Yield is computed as set forth below.

 (A) Dividends and interest earned during the period MINUS

  Expenses accrued for the period EQUALS

  Net investment income

 (B) Net income investment    DIVIDED BY

 Average daily number of shares
  outstanding during the period that
   were entitled to receive dividends EQUALS

 Net investment income per share earned
  during the period

 (C) Net investment income per share earned during the period DIVIDED BY

 Maximum offering price per share on
   last day of the period EQUALS

 Current month's yield

 (D) Current months yield PLUS ONE RAISED TO THE SIXTH POWER EQUALS

  Semiannual compounded yield

 (E) Semiannual compounded yield MINUS ONE MULTIPLIED

  BY TWO EQUALS

 Annualized rate